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                                                                    Exhibit 99.1

PROXY

                   INTERCHANGE FINANCIAL SERVICES CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS
                           to be held April ___, 2003

                      THIS REVOCABLE PROXY IS SOLICITED BY
      THE BOARD OF DIRECTORS OF INTERCHANGE FINANCIAL SERVICES CORPORATION

         The undersigned shareholder of Interchange Financial Services Corporation, a New Jersey corporation ("Interchange"), hereby appoints _______________ and _______________ (the "Proxies"), and either of them, with full power to act alone and with full power of substitution and revocation, as proxies of the undersigned to attend the annual meeting of shareholders of Interchange to be held at the Marriott Hotel, located at Garden State Parkway and Route 80, Saddle Brook, New Jersey, on April __, 2003 at _____ _.m. local time, and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present upon the following items and to vote according to their discretion on any other matter which may properly be presented for action at said meeting or any adjournment or postponement thereof:

1. Issuance of Shares of Interchange Common Stock. The approval of the issuance of shares of Interchange Financial Services Corporation common stock in connection with the merger of Bridge View Bancorp with and into Interchange Financial Services Corporation as described in the Joint Proxy Statement-Prospectus, dated _________, 2003.

       [ ] For                     [ ] Against                 [ ] Abstain


2. Election of Directors to Serve Until 2006 Annual Meeting. The election of the following four (4) persons to the board of directors, to serve until the 2006 annual meeting:

       Donald L. Correll, James E. Healey, Jeremiah F. O'Connor and Robert P. Rittereiser

       [ ] For all Nominees           [ ] Withhold for all Nominees
                                          (Except as set forth below)


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       To withhold authority to vote for any nominee, write that person's name in the space above.

3. Ratification of Independent Auditors. To ratify the board of directors' appointment of Deloitte & Touche LLP as independent public auditors for Interchange Financial Services Corporation for the fiscal year ending December 31, 2003.

       [ ] For                     [ ] Against                 [ ] Abstain

4. Other Business. Such other business as may properly come before the annual meeting and any postponement or adjournment thereof. Management of Interchange Financial Services Corporation is not aware of any such other business.

       The undersigned hereby ratifies and confirms all that said Proxies, or either of them or their substitutes, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Joint Proxy Statement-Prospectus accompanying it.

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         This Proxy will be voted as specified by you above, or if no choice is specified, this Proxy will be voted "For" the Proposals set forth above.

         Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please provide full corporate name and name and capacity of the authorized officer signing on behalf of such corporation. If a partnership, please provide partnership name and name and capacity of the person signing on behalf of such partnership.

Dated: _________________________, 2003


                                              Signature:_______________________

                                              Signature:_______________________
                                              (If held jointly)


SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.